Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of report (date of earliest event reported):

August 1, 2008

NaturalNano, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-49901	87-0646435
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

15 Schoen Place

Pittsford, New York 14534

(Address of principal executive offices)

(585) 267-4850

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 4, 2008, NaturalNano, Inc. (the “Company”) made and delivered to Platinum Long Term Growth IV, LLC (“Platinum”) an 8% Senior Secured Promissory Note Due March 6, 2009, in the principal amount of $150,000 (the “Platinum Note”) and made and delivered to Longview Special Financing Inc. (“Longview”) an 8% Senior Secured Promissory Note Due March 6, 2009, in the principal amount of $20,000 (the “Longview Note” and, collectively with the Platinum Note, the “New Notes”). Interest is payable quarterly under the New Notes on the first day of May, August, November and February of each year, with the first interest payment being due and payable on November 1, 2008.

The New Notes permit the Company to pay interest in cash or in common stock of the Company in accordance with a formula contained in the New Notes. Additionally, the New Notes are convertible by the holder of the New Notes into common shares of the Company at the conversion price of $0.005 per share. The conversion provisions of the New Notes contain customary anti-dilution provisions and otherwise are on substantially the same terms as the notes made by the Company, and secured by the same collateral covered by the Loan and Security Agreement entered into by the Company, for the benefit of Platinum and Longview on March 6, 2007.

The Company, Platinum and Longview have agreed to begin discussions regarding possible additional financing to be provided by them (or their affiliates) to the Company, without there being any binding agreement at this time to provide any such additional financing.

Additionally, on August 1, 2008, in connection with, and as a condition to the financing provided by Platinum and Longview, Technology Innovations, LLC (“TI”), the Company’s majority shareholder agreed (x) to sell its common share holdings in the Company at the direction of the Company for the sum of $1000, and (y) agreed to cancel and forgive all principal, interest, fees and expenses accrued and due pursuant the Credit Agreement and note entered into by the Company with TI in connection with a line of credit provided by TI to the Company (the “TI Debt”). In consideration for the cancellation of the debt, the Company has agreed to issue to TI a warrant to purchase up to 4.99% of the Company’s common stock on terms more particularly set forth in the agreement with TI.

Item 5.01. Changes in Control of Registrant.

On August 1, 2008, Technology Innovations, LLC (“TI”), the Company’s majority shareholder, agreed with the Company to sell all its equity interests in the Company at the direction of the Company for the sum of $1000. At such time as the Company directs TI to transfer its common share holdings in the Company pursuant to such agreement, there will be a change of control of the Company.

Item 9.01 Exhibits.

Exhibit Number	Description

10.1	8% Senior Secured Promissory Note Due March 6, 2009, in the principal amount of $150,000, payable to the order of Platinum Long Term Growth IV, LLC, a copy of which is filed herewith
10.2	8% Senior Secured Promissory Note Due March 6, 2009, in the principal amount of $20,000, payable to the order of Longview Special Financing Inc., a copy of which is filed herewith
10.3	Agreement with Technology Innovations, LLC, dated August 1, 2008, a copy of which is filed herewith
10.4	Agreement with Technology Innovations, LLC, dated August 1, 2008, a copy of which is filed herewith

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURALNANO, INC.

/s/Kent A. Tapper
Date: August 7, 2008	Kent A. Tapper
Chief Financial Officer